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                                                                    EXHIBIT 23.2


Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report dated July 10, 1997, (except with respect to the matter discussed in Note 16, as to which the date is July 24, 1997), and to all references to our Firm included in or made a part of this registration statement.




                                    /s/ ARTHUR ANDERSEN LLP
                                    ------------------------------
                                    ARTHUR ANDERSEN LLP



Charlotte, North Carolina,
August 28, 1997.